Exhibit 99.1
ACCELRYS ANNOUNCES FIRST QUARTER RESULTS

San Diego, April 30, 2013 - Accelrys, Inc. (NASDAQ: ACCL) today reported financial results for the fiscal quarter ended March 31, 2013. Non-GAAP revenue for the quarter ended March 31, 2013 increased $2.1 million to $43.9 million from $41.8 million for the same quarter of the previous year, or an increase of 5%. Non-GAAP net income was $3.6 million, or $0.06 per diluted share, for the quarter ended March 31, 2013 compared to non-GAAP net income of $4.6 million, or $0.08 per diluted share, for the same quarter of the previous year.
GAAP revenue for the quarter ended March 31, 2013 increased $2.7 million to $42.1 million from $39.4 million for the same quarter of the previous year, or an increase of 7%. GAAP net loss was $(5.7) million, or $(0.10) per diluted share, for the quarter ended March 31, 2013 compared to GAAP net loss of $(2.3) million, or $(0.04) per diluted share, for the same quarter of the previous year.
“The first quarter results were reasonably in line with our internal targets for revenue and earnings, with the exception of the FX headwind we experienced in Japan.  However, the first quarter was challenging from an orders perspective causing us to make downward revisions to our calendar 2013 outlook. We remain confident in our strategy and the associated growth opportunity it creates for our business and shareholders.  We are convinced we have taken the necessary steps to overcome our execution issues in the first quarter.  The fundamentals of our business remain sound and we are firmly committed to delivering on the opportunity in front of us,” said Max Carnecchia, President and CEO.
Recent Business Highlights:

•
Expanded the Accelrys Process Management and Compliance Suite (PMC) with the new Accelrys Laboratory Information Management System (LIMS), transforming the traditional LIMS market with a unified, process-centric architecture that improves overall product quality, increases operational effectiveness and accelerates innovation.

•
Announced a strategic partnership with U.S. Data Management (USDM), a global regulatory compliance and risk management consulting firm, enhancing the Accelrys PMC by helping life sciences organizations achieve operational excellence with best practice regulatory compliance and risk management solutions.

•
Recognized in Gartner report on enterprise Electronic Laboratory Notebooks (ELNs) as the only vendor with the breadth of ELN offerings achieving ratings of  "very high" or "high" in each scientific and functional categories.

•
Announced new integration between the Accelrys ELN and the trusted chemistry workflow solution Reaxys from Elsevier, accelerating cost-effective research and improving outcomes in upstream R&D and downstream process development.

Non-GAAP results for the quarter ended March 31, 2013 exclude the impact of integration activities and fair value accounting associated with the acquisitions of Vialis AG (“Vialis”) on January 11, 2013, Aegis Analytical Corporation (“Aegis”) on October 23, 2012, Contur Industry Holding AB and Contur Software AB (collectively, “Contur”) and VelQuest Corporation (“VelQuest”), both in 2011, and the merger with Symyx Technologies, Inc. (“Symyx”) in 2010, and other nonrecurring items, as described below.
Non-GAAP revenue, non-GAAP operating income, and non-GAAP net income for the quarter ended March 31, 2013 include fair value adjustments to deferred revenue ($1.8 million). Non-GAAP operating income and non-GAAP net income for the quarter ended March 31, 2013 also exclude stock-based compensation expense ($2.4 million), business consolidation, transaction and headquarter-relocation costs ($2.2 million) and purchased intangible asset amortization ($4.6 million), offset by an adjustment to include acquisition-related cost of revenue related to VelQuest non-GAAP revenue recognized during the quarter ended March 31, 2013 ($0.1 million). Non-GAAP net income for the quarter ended March 31, 2013 also excludes additional purchased intangible asset amortization ($0.4 million) offset by removing the impact of the amortization of note receivable discount related to our promissory note receivable from Intermolecular, Inc. (“Intermolecular”) ($0.2 million) and other non-operating income related items ($0.2 million). Finally, our non-GAAP net income reflects an effective pro-forma tax rate of 40%.
Calendar Year 2013 Outlook
For the year ending December 31, 2013, the Company expects non-GAAP revenue to be between $176 and $181 million, and non-GAAP diluted earnings per share to be between $0.32 and $0.34 per diluted share on fully diluted weighted average shares outstanding of 57.0 million and using an effective tax rate of 40%.

Non-GAAP Financial Measures:
This press release describes financial measures for revenue, operating income, net income, net income per diluted share and free cash flow that exclude deferred revenue fair value adjustments, acquisition-related cost of revenue, business consolidation, transaction and headquarter-relocation costs, stock-based compensation expense, purchased intangible asset amortization, royalty income fair value adjustments, amortization of note receivable discount, other non-operating income and income tax adjustments. These financial measures are not calculated in accordance with generally accepted accounting principles (GAAP) and are not based on any comprehensive set of accounting rules or principles.
Management believes these non-GAAP financial measures provide a useful measure of the Company's operating results, a meaningful comparison with historical results and with the results of other companies, and insight into the Company's ongoing operating performance. Further, management and the Board of Directors utilize these measures, in addition to GAAP measures, when evaluating and comparing the Company's operating performance against internal financial forecasts and budgets. These non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. In addition, these non-GAAP financial measures may be different from non-GAAP financial measures used by other companies.
For additional information on the items excluded by the Company from its non-GAAP financial measures please refer to the Form 8-K regarding this release that was furnished today to the Securities and Exchange Commission.

The following table contains a reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measures (unaudited, amounts in thousands, except per share amounts, including footnotes):

	Three Months Ended
	March 31,
	2013	2012
GAAP revenue	$42,138	$39,439
Deferred revenue fair value adjustment[1]	1,768	2,357
Non-GAAP revenue	$43,906	$41,796

GAAP operating loss	(6,462)	(3,188)
Deferred revenue fair value adjustment[1]	1,768	2,357
Acquisition-related cost of revenue[2]	(124)	(223)
Business consolidation, transaction and headquarter-relocation costs[3]	2,154	639
Stock-based compensation expense[4]	2,420	1,791
Purchased intangible asset amortization[5]	4,649	4,176
Non-GAAP operating income	$4,405	$5,552
Depreciation expense	876	804
Cash received for interest and royalty income	2,528	3,290
Cash (paid) for income taxes, net of refunds received	(1,114)	(1,164)
Capital expenditures	(2,253)	(771)
Non-GAAP free cash flow	4,442	7,711

GAAP net loss	$(5,726)	$(2,254)
Deferred revenue fair value adjustment[1]	1,768	2,357
Acquisition-related cost of revenue[2]	(124)	(223)
Business consolidation, transaction and headquarter-relocation costs[3]	2,154	639
Stock-based compensation expense[4]	2,420	1,791
Purchased intangible asset amortization[5]	5,054	4,599
Royalty income fair value adjustment[6]	—	200
Amortization of note receivable discount[7]	(204)	(120)
Other non-operating income[8]	(155)	—
Income tax[9]	(1,633)	(2,377)
Non-GAAP net income	$3,554	$4,612

GAAP diluted net loss per share	$(0.10)	$(0.04)
Deferred revenue fair value adjustment[1]	0.03	0.04
Acquisition-related cost of revenue[2]	—	—
Business consolidation, transaction and headquarter-relocation costs[3]	0.04	0.01
Stock-based compensation expense[4]	0.04	0.03
Purchased intangible asset amortization[5]	0.09	0.08
Royalty income fair value adjustment[6]	—	—
Amortization of note receivable discount[7]	—	—
Other non-operating income[8]	—	—
Income tax[9]	(0.03)	(0.04)
Non-GAAP diluted net income per share[10]	$0.06	$0.08

Basic	55,681	55,783
Diluted	57,055	56,512

1Deferred revenue fair value adjustment relates to our acquisitions of Vialis, Aegis, VelQuest and Contur and our merger with Symyx, and adds back the impact of writing down the acquired historical deferred revenue to fair value as required by purchase accounting guidance.
2Acquisition-related cost of revenue relates to our acquisition of VelQuest, and adds back the impact of writing down the acquired deferred cost of revenue as required by purchase accounting guidance.
3Business consolidation, transaction and headquarter-relocation costs are included in the business consolidation, transaction and headquarter-relocation costs line in our consolidated statements of operations and consist of professional services, legal, litigation, employee-related and other costs incurred in connection with our acquisition and related integration activities, as well as lease obligation exit costs, severance and other related costs incurred in connection with the various restructuring activities commenced by the Company. Also included are contingent compensation costs relating to the Vialis and the Contur acquisitions as well as costs associated with our headquarter relocation expected in July 2013, including professional services and additional rent expense during the transition to the new facility.

4Stock-based compensation expense is included in our consolidated statements of operations as follows:

	Three Months Ended
	March 31,
	2013	2012
Cost of revenue	$235	$142
Product development	456	382
Sales and marketing	855	589
General and administrative	869	687
Business consolidation, transaction and headquarter-relocation costs	5	(9)
Total stock-based compensation expense	$2,420	$1,791

5Purchased intangible asset amortization is included in our consolidated statements of operations as follows:

	Three Months Ended
	March 31,
	2013	2012
Amortization of completed technology	$2,216	$2,081
Purchased intangible asset amortization	2,433	2,095
Royalty and other income, net	405	423
Total purchased intangible amortization expense	$5,054	$4,599

6Royalty income fair value adjustment relates to our merger with Symyx, and adds back the impact of writing down deferred royalty income to fair value as required by purchase accounting guidance.
7Amortization of note receivable discount adjusts the amortization of the discount on our promissory note receivable from Intermolecular in connection with the sale of intellectual property in November 2011.
8Other non-operating income relates to gain on sale of intellectual property to Intermolecular and gain on bargain purchase resulting from our Vialis acquisition in January 2013.
9Income tax adjustments relate to adjusting our non-GAAP operating results to reflect an effective tax rate of 40% that would be applied if the Company was in a taxable income position and was not able to utilize its net operating loss carryforwards. The income tax adjustment also excludes any impact of a release of our valuation allowance against deferred tax assets.
10Earnings per share amounts for the three months ended March 31, 2013 do not add due to rounding.

Conference Call Details:
At 5:00 p.m. ET, April 30, 2013, Accelrys will conduct a conference call to discuss its financial results. To participate, please dial (866) 309-0459 (+ (937) 999-3232 outside the United States) and enter the access code, 35341784, approximately 15 minutes before the scheduled start of the call. The conference call will also be accessible live on the Investor Relations section of the Accelrys website at www.accelrys.com.

A replay of the conference call will be available online at www.accelrys.com and via telephone by dialing (855) 859-2056 (+1 (404) 537-3406 outside the United States) and entering access code, 35341784, beginning 8:00 p.m. ET on April 30, 2013 through 11:59 p.m. ET on June 30, 2013.
About Accelrys:
Accelrys (NASDAQ: ACCL), a leading provider of scientific innovation lifecycle management software, supports industries and organizations that rely on scientific innovation to differentiate themselves. The industry-leading Accelrys Enterprise Platform provides a broad, flexible scientific solution optimized to integrate the diversity of science, experimental processes and information requirements across the research, development, process scale-up and early manufacturing phases of product development. By incorporating capabilities in applications for modeling and simulation, enterprise lab management, workflow and automation, and data management and informatics, Accelrys enables scientific innovators to access, organize, analyze and share data in unprecedented ways, ultimately enhancing innovation, improving productivity and compliance, reducing costs and speeding time from lab to market.
Accelrys solutions are used by more than 1,300 customers in the pharmaceutical, biotechnology, energy, chemicals, aerospace, consumer packaged goods and industrial products industries. Headquartered in San Diego, Calif., Accelrys employs more than 200 full-time PhD scientists. For more information about Accelrys, visit http://www.accelrys.com.

Forward-Looking Statements:
Statements contained in this press release relating to the Company's or management's intentions, hopes, beliefs, expectations or predictions of the future, including, but not limited to, statements relating to the Company's expected non-GAAP revenue and diluted earnings per share for the year ending December 31, 2013 and statements relating to the Company's long-term prospects and execution of its strategic growth and acquisition-related initiatives, are forward-looking statements. Such forward-looking statements are subject to a number of risks and uncertainties, including, but not limited to, risks that the Company will not achieve its expected non-GAAP revenue or diluted earnings per share for the year ending December 31, 2013 and/or that the Company will not successfully execute its strategic growth and acquisition-related initiatives, in each case due to, among other possibilities, an inability to withstand negative conditions in the global economy or a lack of demand for or market acceptance of the Company's products. Additional risks and uncertainties faced by the Company are contained from time to time in the Company's filings with the U.S. Securities and Exchange Commission, including, but not limited to, the Company's Annual Report on Form 10-K for the year ended December 31, 2012, quarterly reports on Form 10-Q and current reports on Form 8-K. Collectively, these risks and uncertainties could cause the Company's actual results to differ materially from those projected in its forward-looking statements, and the Company disclaims any intention or obligation to revise any forward-looking statements whether as a result of new information, future events or otherwise.

CONTACT:
Accelrys, Inc.
Michael A. Piraino
Executive Vice President &
Chief Financial Officer
858-799-5200
Investor Relations
MKR Group
Todd Kehrli
323-468-2300
accl@mkr-group.com

ACCELRYS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(unaudited)

	Three Months Ended
	March 31,
	2013	2012
Revenue:
License and subscription revenue	22,275	$21,697
Maintenance on perpetual licenses	10,064	9,491
Content	2,568	3,543
Professional services and other	7,231	4,708
Total revenue	42,138	39,439
Cost of revenue:
Cost of revenue	11,907	9,878
Amortization of completed technology	2,216	2,081
Total cost of revenue	14,123	11,959
Gross profit	28,015	27,480
Operating expenses:
Product development	10,368	9,552
Sales and marketing	15,133	13,865
General and administrative	4,384	4,526
Business consolidation, transaction and headquarter-relocation costs	2,159	630
Purchased intangible asset amortization	2,433	2,095
Total operating expenses	34,477	30,668
Operating loss	(6,462)	(3,188)
Royalty and other income, net	1,473	1,631
Loss before taxes	(4,989)	(1,557)
Income tax expense	737	697
Net loss	$(5,726)	$(2,254)

Basic and diluted net loss per share	$(0.10)	$(0.04)
Weighted average shares used to compute net loss per share	55,681	55,783

ACCELRYS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	March 31, 2013	December 31, 2012
	(unaudited)	(audited)
Assets
Cash, cash equivalents, and marketable securities[1]	$130,296	$115,646
Trade receivables, net	28,380	47,196
Notes receivable	34,761	34,796
Other assets, net[2]	204,475	208,204
Total assets	$397,912	$405,842
Liabilities and stockholders’ equity
Current liabilities, excluding deferred revenue	29,009	37,877
Deferred revenue, including current portion[3]	93,572	89,151
Deferred gain on sale of intellectual property	25,821	25,895
Non-current liabilities, excluding deferred revenue[4]	11,631	10,098
Total stockholders’ equity	237,879	242,821
Total liabilities and stockholders’ equity	$397,912	$405,842

1Cash, cash equivalents, and marketable securities consist of the following line items in our consolidated balance sheet: Cash and cash equivalents; Restricted cash; Marketable securities; Marketable securities, net of current portion; and Restricted cash, net of current portion.
2Other assets, net, consists of the following line items in our consolidated balance sheet: Prepaid expenses, deferred tax assets and other current assets; Property and equipment, net; Goodwill; Purchased intangible assets, net; and Other assets.
3Total deferred revenue consists of the following line items in our consolidated balance sheet: Current portion of deferred revenue; and Deferred revenue, net of current portion.
4Noncurrent liabilities, excluding deferred revenue consists of the following line items in our consolidated balance sheet: Accrued income tax; Accrued restructuring charges, net of current portion and Lease-related liabilities, net of current portion.